Exhibit 99.1

More information:
Torrey Martin
SVP, Communications and Corporate Development
203.956.8746 tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. ANNOUNCES EXTENSION OF

EXPIRATION TIME AND OTHER CHANGES TO THE PRIVATE EXCHANGE

OFFERS

•	Reduces Minimum Conditions for Existing Notes

•	Extends Deadline for Total Consideration in Exchange Offers to November 3, 2015

•	Extends Expiration Time in Exchange Offers to November 3, 2015

•	Extends Subscription Deadline in Rights Offering to November 4, 2015

•	Anticipates Satisfying Minimum Conditions and that Closing Will Occur on November 9, 2015

STAMFORD, Conn., October 28, 2015 – Affinion Group Holdings, Inc. (“Affinion Holdings” and, together with its subsidiaries, the “Company”) announced today that it has amended the terms and conditions of its previously announced private exchange offers and consent solicitations (the “Exchange Offers”) and its previously announced private rights offering (the “Rights Offering”) to (1) reduce the minimum aggregate principal amount of Affinion Investments, LLC’s (“Affinion Investments”) outstanding 13.50% Senior Subordinated Notes due 2018 (the “Existing Investments Notes”) required to be tendered to $336,530,520 as a condition to closing the Exchange Offers, (2) reduce the minimum aggregate principal amount of Affinion Holdings’ outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Holdings Notes” and, together with the Existing Investments Notes, the “Existing Notes”) required to be tendered to $247,405,368 as a condition to closing the Exchange Offers, (3) extend the expiration time (as such date may be extended or earlier terminated, the “Expiration Time”) in respect of the Exchange Offers from 11:59 p.m., New York City time, on October 27, 2015 to 11:59 p.m., New York City time, on November 3, 2015, (4) extend the subscription deadline (as such date may be extended or earlier terminated, the “Subscription Deadline”) in respect of the Rights Offering from 11:59 p.m., New York City time, on October 28, 2015 to 11:59 p.m., New York City time, on November 4, 2015, and (5) permit all Eligible Holders (as defined below) that validly tender their Existing Notes (as defined below) in the Exchange Offers at or prior to the Expiration Time to receive the previously announced total consideration (the “Total Consideration”) of (a) 7.15066 shares of new Common Stock of Affinion Holdings, par value $0.01 per share (the “New Common Stock”), for each $1,000 principal amount of Existing Holdings Notes validly tendered and (b) 15.52274 shares of New Common Stock for each $1,000 principal amount of Existing Investments Notes validly tendered, in each case if the Exchange Offers are consummated. Prior to this announcement, only Eligible Holders who had validly tendered their Existing Notes in the Exchange Offers at or prior to 11:59 p.m., New York City time, on October 14, 2015 (the “Consent Time”) would be entitled to the payment of the Total Consideration if the Exchange Offers are consummated.

These amendments to the terms and conditions of the Exchange Offers and Rights Offering were approved by the required holders party to the previously announced support agreement and backstop agreement in accordance with their respective terms.

As of 11:59 p.m., New York City time, on October 27, 2015, tenders and consents had been received from holders of $336,530,520 aggregate principal amount, or approximately 93.5%, of the Existing Investments Notes, thereby satisfying the revised minimum condition relating to the Existing Investments Notes, as described above.

As of 11:59 p.m., New York City time, on October 27, 2015, tenders and consents had been received from holders of $231,075,161 aggregate principal amount, or approximately 88.7%, of the Existing Holdings Notes. The Company has been informed by certain holders party to the support agreement that they expect to tender additional Existing Holdings Notes that they have acquired as promptly as practicable prior to the Expiration Time. Upon receipt of such tenders, the revised minimum condition relating to the Existing Holdings Notes, as described above, would be satisfied.

It is expected that the settlement date for the Exchange Offers and Rights Offering will be November 9, 2015, which is the fourth business day following the Expiration Time, or as soon as practicable thereafter. As a result of the occurrence of the Consent Time, tendered Existing Notes in the Exchange Offers may not be withdrawn. In addition, subscriptions in the Rights Offering may not be withdrawn. Except as set forth above, all other terms of the Exchange Offers and Rights Offering remain the same. All Eligible Holders of Existing Notes who have previously tendered or subscribed do not need to retender such Existing Notes, re-subscribe or take any other action in response to these amendments to the terms and conditions of the Exchange Offers and Rights Offering.

The Exchange Offers and the Rights Offering are open only to (i) holders who are “qualified institutional buyers,” (ii) holders who are institutional “accredited investors” and (iii) holders who are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such eligible holders are referred to herein as “Eligible Holders”).

The Exchange Offers and the Rights Offering are being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 29, 2015 (the “Offering Memorandum”), the related letter of transmittal and consent (the “Letter of Transmittal”) and the related subscription form (the “Subscription Form”). Only holders who certify to their status as “qualified institutional buyers,” institutional “accredited investors” or non-“U.S. persons,” each as defined under the Securities Act, and are Eligible Holders may receive copies of the Offering Memorandum, Letter of Transmittal and Subscription Form and participate in the Exchange Offers and Rights Offering. Holders wishing to certify that they are Eligible Holders and be eligible to receive a copy of the Offering Memorandum, Letter of Transmittal and Subscription Form should contact the Information and Exchange Agent for the Exchange Offers, Prime Clerk LLC, at (855) 650-7243 (Toll-Free), (917) 877-5964 (Dealers and Brokers) or affinionoffers@primeclerk.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers and the Rights Offering are being made and the new securities offered pursuant thereto (the “New Securities”) are being offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act. The New Securities have not been registered under the Securities Act or under any state securities laws, and the New Securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum, the Letter of Transmittal and the Subscription Form. The Exchange Offers and the Rights Offering and the issuance of the New Securities are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum, the Letter of Transmittal and the Subscription Form.

This press release is directed only at persons who (i) are outside the United Kingdom or (ii) have professional experience in matters relating to investments falling within article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) are persons falling within article 49(2)(a)-(d) (“High net worth companies, unincorporated associations etc.”) of the Order or (iv) to whom this press release may otherwise be directed without contravention of section 21 of the Financial Services and Markets Act 2000 (all such persons together being referred to as “relevant persons”). This press release must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this press release relates is available only to relevant persons and will be engaged in only with relevant persons.

In member states of the European Economic Area, this press release is directed only at persons who are “qualified investors” within the meaning of article 2(1)(e) of Directive 2003/71/EC (the “Prospectus Directive”) (“Qualified Investors”). This press release is an advertisement for the purposes of applicable measures implementing the Prospectus Directive.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, Affinion Group has approximately 3,700 employees and has marketing capabilities in 19 countries globally. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, the completion of the proposed Exchange Offers and Rights

Offering, discussions regarding industry outlook, Affinion Group Inc.’s (“Affinion Group”) expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2015 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ and Affinion Group’s substantial leverage, restrictions contained in their respective debt agreements, Affinion Group’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the SEC, including Affinion Holdings’ and Affinion Group’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Affinion Holdings’ and Affinion Group’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Holdings, Affinion Group, Affinion International Holdings Limited or Affinion Investments undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.